Exhibit 10.2

*** CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION

WAIVER AND THIRD AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS WAIVER AND THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Waiver and Third Amendment”), dated as of November 8, 2021, is entered into by and among Consolidated Amusement Holdings, LLC, a Nevada limited liability company (the “Borrower”), the Affiliates of the Borrower identified on the signature pages hereto (collectively, the “Guarantors”), the financial institutions identified on the signature pages hereto (collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, with reference to the following facts:

RECITALS

A.The Borrower, the Guarantors, the Lenders, and Bank of America as Administrative Agent, Swingline Lender and L/C Issuer are parties to a Second Amended and Restated  Credit Agreement, dated as of March 6, 2020, as amended by a Waiver and First Amendment to Second Amended and Restated Credit Agreement dated as of May 15, 2020 (the “First Amendment”) and by a Waiver and Second Amendment to Second Amended and Restated Credit Agreement dated as of August 7, 2020 (the “Second Amendment”, and collectively with the First Amendment and the Second Amended and Restated Credit Agreement, the “Credit Agreement”), pursuant to which the Lenders provide a revolving credit facility to the Borrower in an aggregate amount of up to $55,000,000.

B.As of November 2, 2021, Borrower is indebted under the Loan Documents in the outstanding principal amount of $42,800,000, plus accrued and unpaid interest, and other costs and expenses (collectively, the “Indebtedness”).

C.The parties are entering into this Waiver and Third Amendment: (i) by which each of the Administrative Agent and the Lenders waive any existing asserted default, to the extent the same has not already been cured (“Asserted Defaults”), and each of the Administrative Agent and the Lenders acknowledges and agrees that all prior defaults of which it has knowledge have been timely cured or waived; and (ii) to amend and supplement the Credit Agreement as set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1. Recitals.  All of the foregoing recitals and statements are hereby affirmed by the Loan Parties as true statements of fact and may be used as binding admissions in a court of law or equity, or other judicial or non-judicial proceedings.

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2. Defined Terms.    To the fullest extent necessary, each of the Administrative Agent and Lenders hereby acknowledges and agrees that all prior defaults of which it has knowledge have been timely cured or waived.  Such waiver by the Administrative Agent and Lenders shall constitute a waiver of only any prior defaults to which it has knowledge and shall not constitute a waiver of the Borrower’s obligation to comply with all applicable covenants in the Agreement, as amended, including, without limitation, Section 9 of the Second Amendment (the “Liquidity Covenant”) on a going-forward basis.

3. Waiver of Asserted Defaults.  To the fullest extent necessary, the Lenders hereby waive any Asserted Default.  Such waiver by the Lenders shall constitute a waiver of only the Asserted Defaults and shall not constitute a waiver of the Borrower’s obligation to comply with the Liquidity Covenant on a going-forward basis.

4. Amendments to Credit Agreement.

4.1. Termination of Availability Period.  The definition of “Availability Period” set forth in Section 1.01 of the Credit Agreement is amended and restated to be the same date as the effective date of this Waiver and Third Amendment.  No further Borrowings shall be permitted under the terms of the Credit Agreement as of the effective date of this Waiver and Third Amendment.

4.2. Interest Rate Amendments.
(a) The definition of Base Rate set forth in Section 1.01 of the Credit Agreement is amended and restated to read as follows:

‘“Base Rate’ means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,”; provided that the Base Rate shall not be less than one percent (1.00%) per annum.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.”

(b) Elimination of Eurodollar Rate.  As of the date of this Waiver and Third Amendment, all Borrowings shall bear interest at the Base Rate.  Each Eurodollar Rate Loan in existence as of the date of this Waiver and Third Amendment shall be automatically converted to a Base Rate Loan effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loan.

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(c) Interest. Section 2.08(a) of the Credit Agreement is amended and restated to read as follows:

“2.08(a)  Interest.  Subject to the provisions of Section 2.08(b), each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus two hundred fifty (250) basis points.”

4.3. Mandatory Prepayments. Section 10A of the Second Amendment is amended and restated to read as follows:

“On the first Business Day of each month set forth below, Borrower shall make the following principal payments on the Loan:

Month	Principal Payment Amount
December 2021	$500,000
January 2022	$250,000
February 2022	$250,000
March 2022	$500,000
April 2022	$500,000
May 2022	$500,000
June 2022	$750,000
July 2022	$750,000
August 2022	$750,000
September 2022	$750,000
October 2022	$750,000
November 2022	$1,000,000
December 2022	$1,000,000

4.4. Prohibition on Additional Indebtedness.  Notwithstanding anything to the contrary set forth in Section 7.02 of the Credit Agreement or in Section 6 of the Second Amendment, none of the Loan Parties shall incur, or enter into a contractual commitment to incur, additional Indebtedness under any of the exceptions described in subsections

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(a) through (k) of Section 7.02 of the Credit Agreement until the Obligations are fully and finally paid and the Commitments are terminated; provided that this Section 4.4 of the Waiver and Third Amendment shall not prohibit either: (i) the Borrower from continuing to guarantee the Reading Indebtedness up to $5,000,000 principal amount and (ii) an unlimited debt basket for loans from landlords under any theater leases, the proceeds of which are solely utilized by the Loan Parties to construct tenant improvements for such theaters; provided further that (x) the stated maturity of such loans is at least 91 days after the Maturity Date and (y) such loans shall not be secured by any of the Collateral granted to Administrative Agent to secure the Secured Obligations.

4.5. Liquidity Covenant. Section 9 of the Second Amendment is amended and restated to read as follows:

“Liquidity Covenant.  The Borrower shall maintain Liquidity as of the last day of each month, commencing with the month ended November 30, 2021, of not less than $3,000,000.  For purposes of this covenant, the term “Liquidity” shall mean, as of any date of determination, the sum of Borrower’s aggregate cash on such date.  Borrower will deliver a certificate to Lender in support of compliance with the Liquidity Covenant no later than ten (10) business days after each month end.  For avoidance of doubt, Borrower’s failure to comply with this Liquidity Covenant on a going forward basis shall constitute an Event of Default under Section 8.01(b) of the Credit Agreement, which is not subject to a cure period.”

4.6. Financial Covenant Testing.  The financial covenants set forth in Section 7.11 of the Credit Agreement are amended so that the applicable ratios are no longer required covenants to be complied with on a quarterly basis; provided, however, Borrower shall continue to report its Consolidated Leverage Ratio and Consolidated Fixed Charge Coverage Ratio on a quarterly basis.  The failure to report and certify such financial ratios with the delivery of the financial statements referred to in Sections 6.01(a) and (b) shall constitute a Default under Section 8.01(c) under the terms of the Credit Agreement.

4.7. Payments; Agency Provisions.

(a) Section 2.12(b)(ii) of the Credit Agreement is amended and restated to read as follows:

“2.12(b)(ii) Payments by Borrower; Presumptions by Administrative Agent.   Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.

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With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.”

(b) Article IX of the Credit Agreement is supplemented with the following additional provision to be inserted into the Credit Agreement as Section 9.13, which shall read as follows:

“9.13Recovery of Erroneous Payments.  Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, the Swingline Lender or the L/C Issuer (each a “Credit Party”), whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party  in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.”

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4.8. Electronic Execution. Section 11.18 of the Credit Agreement is amended and restated to read as follows:

“11.18 Electronic Execution; Electronic Records; Counterparts.   This Agreement, any Loan Document and any other document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document (“Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signature (which terms shall have the meaning assigned to them respectively by 15 USC §7006, as it may be amended from time to time).  Each of the Loan Parties and each of the Administrative Agent and each Credit Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, L/C Issuer nor Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C Issuer and/or Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Credit Party without further verification and regardless of the appearance or form of such Electronic Signature, and (b)

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upon the request of the Administrative Agent or any Credit Party, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed counterpart.

Neither the Administrative Agent, L/C Issuer nor Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, L/C Issuer’s or Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, L/C Issuer and Swingline Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) any claim against the Administrative Agent, each Credit Party for any liabilities arising solely from the Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.”

4.9. Schedules 5.21(b)-(g) are hereby amended and restated, with Schedules 5.21(b)-(g) attached to this Third Waiver and Amendment.

5. General Release.  From and after the effective date of this Waiver and Third Amendment, the Borrower and each Guarantor hereby agrees that, without any further act, the Administrative Agent, each Lender and each other Secured Party is fully and forever released and discharged from any and all claims for damages or losses to the Borrower, any Guarantor, or to any property of the Borrower or any Guarantor (whether any such damages or losses are known or unknown, foreseen or unforeseen, or patent or latent), including, without limitation, any tort claim, demand, action or cause of action of any nature, whatsoever, arising under or relating to the Credit Agreement or the other Loan Documents or any of the transactions related thereto, in each case, prior to the date hereof, and the Borrower and each Guarantor hereby waive application of California Civil Code Section 1542.  The Borrower and each Guarantor certify that they have read the following provisions of California Civil Code Section 1542:

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A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

The Borrower and each Guarantor understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if the Borrower or such Guarantor should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages.  Furthermore, the Borrower and each Guarantor acknowledge that they intend these consequences even as to claims for damages that may exist as of the date of this release but which the Borrower or such Guarantor does not know exist, and which, if known, would materially affect the Borrower’s or such Guarantor’s decision to execute this Waiver and Third Amendment, regardless of whether the Borrower’s or such Guarantor’s lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

6. Conditions Precedent. This Waiver and Third Amendment shall become effective as of the date first set forth above upon satisfaction of the following conditions:
6.1. This Waiver and Third Amendment. The Administrative Agent shall have received this Waiver and Third Amendment, duly executed by the Borrower, the Guarantors, and each of the Lenders;

6.2. Principal Pay down. Administrative Agent has received a principal payment of $2,800,000 and payment of all accrued, unpaid interest owing under the Loan;

6.3. Waiver and Third Amendment Fee. The Borrower shall have paid to the Administrative Agent, for the ratable benefit of the Lenders, a one-time, non-refundable fee of $50,000;

6.4. Officer’s Certificates.  Administrative Agent shall have received officer’s certificates and resolutions authorizing this Waiver and Third Amendment in form and substance acceptable to Administrative Agent;

6.5. Due Diligence.  Administrative Agent and Lenders have received and are reasonably satisfied with all reports, inspections, and examinations required by Administrative Agent and Lenders, including a field exam;

6.6. Legal Fees and Expenses.  The Administrative Agent shall have received all fees and other amounts due and payable by the Borrower, including to the extent invoiced one or before the date hereof, reimbursement or payment of all reasonable and documented out-of-pocket expenses actually incurred in connection with this Waiver and Third Amendment (including without limitation, such reasonable and documented out-of-pocket fees, disbursements, and other charges of counsel actually incurred by the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document; and

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6.7. Organizational Chart. The Administrative Agent shall have received a current organizational chart for all Loan Parties on or before November 30, 2021.

7. Reaffirmation and Ratification.    The Borrower and each Guarantor hereby reaffirms, ratifies and confirms its Obligations under the Credit Agreement and all other Loan Documents and acknowledges that all of the terms and conditions of the Credit Agreement and all other Loan Documents, except as otherwise provided herein or therein, remain in full force and effect.  The Borrower and each Guarantor further acknowledges and agrees that the liens, security interests, pledges, and assignments created by the Credit Agreement and Loan Documents are valid, effective, properly perfected, and enforceable liens, security interests, pledges, and assignments, and hereby reaffirms the grant of all liens, security interests, pledges, and assignments which each has previously granted to the Administrative Agent and Lenders.

8. Acknowledgements.    The Loan Parties acknowledge and agree that as of the effective date of this Waiver and Third Amendment: (i) the Indebtedness is just, due, and owing, without any right of any Loan Party to setoff, recoup, or counterclaim; (ii)  the Administrative Agent and Lenders have fully performed all of their obligations under the Credit Agreement and Loan Documents and are not in default under any terms, provisions, or conditions of the Credit Agreement or the Loan Documents, and in addition, no circumstances exist under which Administrative Agent and Lenders may be deemed in default merely upon service of notice or passage of time or both; and (iii) the Loan Parties have no defenses to the Indebtedness, the Credit Agreement, or the Loan Documents.

9. Representations and Warranties.  The Borrower hereby confirms that all representations and warranties of the Borrower contained in Article V of the Credit Agreement continue to be true and correct in all material respects after giving effect to this Waiver and Third Amendment, except: (i) for representations and warranties which are qualified by the inclusion of a materiality standard, which representations and warranties shall be true and correct in all respects; and (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, in each case, that any representation or warranty which is qualified by reference to Material Adverse Effect shall exclude events, circumstances, occurrences or conditions arising from the COVID-19 pandemic.

10. Events of Default.  Subject to Section 3 hereof, except for any existing defaults waived hereunder, neither any Default nor any Event of Default has occurred and is continuing under the Credit Agreement.

11. Integration.  This Waiver and Third Amendment constitutes the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally.  All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Waiver and Third Amendment.

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12. Counterparts.  This Waiver and Third Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, taken together, shall constitute but one and the same agreement.

13. Governing Law.  This Waiver and Third Amendment shall be governed by, and construed and enforced in accordance with, the internal laws (as opposed to the conflicts of law principles) of the State of New York.

[Rest of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Third Amendment by their respective duly authorized officers as of the date first above written.

BORROWER:
CONSOLIDATED AMUSEMENT HOLDINGS, LLC, a Nevada limited liability company
By:	/s/ Gilbert Avanes
Gilbert Avanes
Chief Financial Officer

GUARANTORS:
CONSOLIDATED ENTERTAINMENT, LLC, a Nevada limited liability company
By:	/s/ Gilbert Avanes
Gilbert Avanes
Chief Financial Officer

ANGELIKA FILM CENTER MOSAIC, LLC, a Nevada limited liability company
By:	/s/ Gilbert Avanes
Gilbert Avanes
Chief Financial Officer

ANGELIKA FILM CENTERS LLC, a Delaware limited liability company
By:	/s/ Gilbert Avanes
Gilbert Avanes
Chief Financial Officer

READING CINEMAS NJ, INC., a Delaware corporation
By:	/s/ Gilbert Avanes
Gilbert Avanes
Chief Financial Officer

CONSOLIDATED CINEMA SERVICES, LLC, a Nevada limited liability company
By:	/s/ Gilbert Avanes
Gilbert Avanes
Chief Financial Officer

READING MURRIETA THEATER, LLC, a Nevada limited liability company
By:	/s/ Gilbert Avanes
Gilbert Avanes
Chief Financial Officer

KAHALA CINEMA COMPANY, LLC, a Nevada limited liability company
By:	/s/ Gilbert Avanes
Gilbert Avanes
Chief Financial Officer

KAAHUMANU CINEMAS, LLC, a Nevada limited liability company
By:	/s/ Gilbert Avanes
Gilbert Avanes
Chief Financial Officer

READING CONSOLIDATING HOLDINGS, INC., a Nevada corporation
By:	/s/ Gilbert Avanes
Gilbert Avanes
Chief Financial Officer

KMA CINEMAS, LLC, a Nevada limited liability company
By:	/s/ Gilbert Avanes
Gilbert Avanes
Chief Financial Officer

CARMEL THEATRES, LLC, a Nevada limited liability company
By:	/s/ Gilbert Avanes
Gilbert Avanes
Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDERS:
BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/
Name:
Title

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swingline Lender
By:	/s/
Name:
Title

BANK OF HAWAII, as a Lender
By:	/s/
Name:
Title

SCHEDULE 5.21(b)

No Change from Schedule  5.21(b) attached to Second Amended and Restated  Credit Agreement, dated as of March 6, 2020, which  is incorporated by reference.

SCHEDULE 5.21(c)

No Change from Schedule  5.21(c) attached to Second Amended and Restated  Credit Agreement, dated as of March 6, 2020, which  is incorporated by reference.

SCHEDULE 5.21(d)(i)

Deposit Accounts & Securities Accounts

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SCHEDULE 5.21(d)(ii)

No Change from Schedule 5.21(d)(ii) attached to Second Amended and Restated  Credit Agreement, dated as of March 6, 2020, which  is incorporated by reference.

SCHEDULE 5.21(e)

No Change from Schedule  5.21(e) attached to Second Amended and Restated  Credit Agreement, dated as of March 6, 2020, which  is incorporated by reference.

**SCHEDULE 5.21(f)**

**Pledged Equity Interests**

| Issuer | Owner | Total Number of Shares Outstanding | Number of Shares Owned by Loan Party | Number of Shares Pledged | Certificate Number(s) | Percentage of Owned Shares by Loan Party | Class/Nature (Voting, Non-Voting, Preferred, Etc.) |
|---|---|---|---|---|---|---|---|
| | | | | | | | |
| Angelika Film Centers LLC | Consolidated Amusement Holdings, LLC | 0 | 100% | 100% | N/A | 100% | Voting |
| Angelika Film Center Mosaic, LLC | Consolidated Amusement Holdings, LLC | 0 | 100% | 100% | N/A | 100% | Voting |
| Carmel Theatres, LLC | Reading Cinemas USA, LLC | 0 | 100% | 100% | N/A | 100% | Voting |
| Consolidated Amusement Holdings, LLC | Reading Consolidated Holdings Inc. | 0 | 100% | 100% | N/A | 100% | Voting |
| Consolidated Cinema Services, LLC | Consolidated Amusement Holdings, LLC | 0 | 100% | 100% | N/A | 100% | Voting |
| Consolidated Entertainment, LLC | Consolidated Amusement Holdings, LLC | 0 | 100% | 100% | N/A | 100% | Voting |
| Kahala Cinema Company, LLC | Consolidated Amusement Holdings, LLC | 0 | 100% | 100% | N/A | 100% | Voting |

**SCHEDULE 5.21(g)**

**Properties**

| Loan Party/Location with Material Personal Property Collateral | Number of Buildings Located on Property | Property Address | City | County | State | Zip Code | Leased or Owned (if leased, the name of Owner) |
|---|---|---|---|---|---|---|---|
| Carmel Theatres, LLC/AFC - Carmel | 1 | 11620 Carmel Mountain Rd | San Diego | San Diego | California | 92128 | Leased |
| Consolidated Entertainment, LLC/AFC - Dallas | 1 | 5321 E. Mockingbird Lane | Dallas | Dallas | Texas | 75206 | Leased |
| Angelika Film Center Mosaic, LLC/AFC - Mosaic | 1 | 2911 District Ave., Ste 200 | Fairfax | Fairfax | Virginia | 22031 | Leased |
| Angelika Film Centers LLC/AFC – New York | 1 | 18 W. Houston Street | New York | New York | New York | 10012 | Leased |
| Reading Murrieta Theater, LLC/Cal Oaks | 1 | 41090 California Oaks Road | Murrieta | Riverside | California | 92562 | Leased |
| Consolidated Entertainment, LLC/Grossmont | 1 | 5500 Grossmont Center Drive | La Mesa | San Diego | California | 91942 | Leased |
| Kaahumanu Cinemas, LLC/Kaahumanu | 1 | 275 Kaahumanu Ave | Kahului | Honolulu | Hawaii | 96732 | Leased |
| Consolidated Entertainment, LLC/Kapolei | 1 | 890 Kamokila Blvd, Ste 107 | Kapolei | Honolulu | Hawaii | 96707 | Leased |
| Kahala Cinema Company, LLC/Kahala | 1 | 4211 Waialae Ave | Honolulu | Honolulu | Hawaii | 96816 | Leased |
| Consolidated Entertainment, LLC/Koko Marina | 1 | 7192 Kalaninaole Hwy. | Honolulu | Honolulu | Hawaii | 96825 | Leased |

Loan Party/Location with Material Personal Property Collateral	Number of Buildings Located on Property	Property Address	City	County	State	Zip Code	Leased or Owned (if leased, the name of Owner)
Consolidated Entertainment, LLC/Ko'Olau	1	47-260 Hui Iwa Street	Kaneohe	Honolulu	Hawaii	96744	Leased
Reading Cinemas NJ, Inc./Manville	1	180 N. Main Street	Manville	Somerset	NJ	08835	Leased
Consolidated Entertainment, LLC/Mililani	1	95-1249 Meheula Pkwy	Mililani	Honolulu	Hawaii	96789	Leased
KMA Cinemas, LLC/Olino	1	91-5431 Kapolei Pkwy #600	Kapolei	Honolulu	Hawaii	96707	Leased
Consolidated Entertainment, LLC/Pearlridge	1	98-1005 Moanalua Rd.	Aiea	Honolulu	Hawaii	96701	Leased
Consolidated Entertainment, LLC/Rohnert Park	1	555 Rohnert Park Expressway	Rohnert Park	Sonoma	California	94928	Leased
Consolidated Entertainment, LLC/Town Square	1	4665 Clairemont Drive	San Diego	San Diego	California	92117	Leased
Consolidated Entertainment, LLC/Valley Plaza	1	2000 Wible Road	Bakersfield	Kern	California	93304	Leased
Consolidated Entertainment, LLC/Ward	1	1044 Auahi Street	Honolulu	Honolulu	Hawaii	96814	Leased